EXHIBIT 99.1

CYTATION CORP

                                                     Cytation Corporation
                                                         Balance Sheet
                                                   As of September 30, 2005

                                                          DeerValley           Cytation       Pro Forma           Pro Forma
                                                        Homebuilders, Inc.       Corp.       Adjustments         Consolidated
                                                           (Unaudited)        (Unaudited)    (Unaudited)         (Unaudited)
CURRENT ASSETS:
  Cash                                                    $  2,142,891    $        6,000     $         -        $  2,148,891
  Certificate of Deposit                                       150,000                 -               -             150,000
  Accounts Receivable                                        2,359,341                 -               -           2,359,341
  Other Receivable                                               4,005                                                 4,005
  Inventories                                                1,235,497                                             1,235,497
  Prepaid expenses and other current assets                     52,904                 -               -              52,904

       Total Current Assets                                  5,944,638             6,000               -           5,950,638

PROPERTY AND EQUIPMENT, Net                                  1,606,629                 -               -           1,606,629

OTHER ASSETS:
  Security deposit                                                   -             1,800               -               1,800
  Goodwill                                                           -                 -       3,554,808 (4)       3,554,808
       Total Other Assets                                            -             1,800       3,554,808           3,556,608

       TOTAL ASSETS                                       $  7,551,267    $        7,800     $ 3,554,808        $ 11,113,875
                                                         ==============   ==============  ==============        ============

 LIABILITIES AND STOCKHOLDERS'EQUITY(DEFICIT)

CURRENT LIABILITIES:
  Current Maturities of Long-Term Debt                    $     14,690    $            -     $         -        $     14,690
  Accounts payable                                           1,654,605            53,916         325,480 (3)       2,034,001
  Accounts Payable under Dealer Incentive Programs             297,846                                 -             297,846
  Estimated Warranties                                         690,000                                 -             690,000
  Compensation and Related Accruals                            481,553                                 -             481,553
  Accrued Stockholder Distributions                            375,000                                 -             375,000
  Income Tax Payable                                                                             707,252 (6)
  Other Accrued Expenses                                       170,963           129,382               -             300,345

       Total Current Liabilities                             3,684,657           183,298       1,032,732           4,900,687

LONG TERM LIABILITIES:
  Long-Term Debt, Net of Current Maturities                  1,421,418                 -       1,500,000 (1)       2,921,418

STOCKHOLDERS' EQUITY(DEFICIT):
  Series A Preferred stock, $0.01 par value, 750,000
shares authorized, 532,750 shares issued and outstanding                                           5,328 (2)           5,328
  Series B Preferred stock, $0.01 par value, 49,451
shares authorized, 49,451 shares issued and outstanding                                              495                 495
  Series C Preferred stock, $0.01 par value, 26,750
shares authorized, 26,750 shares issued and outstanding                                              268                 268
  Common stock, $0.001 par value, 2,000,000
shares authorized, 952,622 shares issued and outstanding         1,000               953          (1,000)                953
  Additional paid-in capital                                 1,099,000        32,649,133       3,069,430 (2),(3)  36,817,563
  Treasury Stock at Cost                                       (66,000)                           66,000                   -
  Retained Earnings and Accumulated deficit                  1,411,192       (32,825,584)     (2,118,444)(5)     (33,532,836)

       TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                  2,445,192          (175,498)      1,022,076           3,291,770

       TOTAL LIABILITIES AND STOCKHOLDERS'
         EQUITY (DEFICIT)                                 $  7,551,267     $       7,800     $ 3,554,808        $ 11,113,875
                                                          ==============   ==============   ==============      ============

(1) Debt issued in connection with Acquisition
(2) Series A Preferred Stock issued in connection with Acquisition Reduced by DVHB APIC and Transaction Costs
(3) Transaction costs outstanding in connection with Acquisition
(4) Goodwill booked in connection with Acquisition
(5) Pro forma income tax payable
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CYTATION CORP

                                                  Cytation Corporation
                                    Pro Forma Consolidated Statements of Operations
                                      For The Nine Months Ended September 30, 2005
                                                      (Unaudited)

                                                DeerValley         Cytation          Pro Forma        Pro Forma
                                             Homebuilders, Inc.      Corp.          Adjustments      Consolidated
                                                (Unaudited)       (Unaudited)       (Unaudited)      (Unaudited)
NET REVENUE                                  $    24,023,661   $        49,114   $             -   $  24,072,775

COST OF REVENUE                                   19,740,677             1,738                 -      19,742,415

GROSS PROFIT                                       4,282,984            47,376                 -       4,330,360

OPERATING EXPENSES:
     Depreciation                                     87,327             1,037                 -          88,364
     Selling, general and administrative           2,020,958           223,952                 -       2,244,910

          TOTAL OPERATING EXPENSES                 2,108,285           224,989                 -       2,333,274

          OPERATING INCOME/(LOSS)                  2,174,699          (177,613)                -       1,997,086

OTHER INCOME (EXPENSES)
     Gain on sale and distribution of investment           -            31,902                 -          31,902
     Loss on sale of property and equipment                -            (4,270)                -          (4,270)
     Loss on termination of ARE agreement                  -            (5,000)                -          (5,000)
     Interest income (expenses), net                 (56,864)           (4,659)                -         (61,523)
     Other Income                                      6,008                 -                 -           6,008

          TOTAL OTHER INCOME                         (50,856)           17,973                 -          (32,883)

          INCOME/(LOSS) BEFORE INCOME TAXES        2,123,843          (159,640)                -        1,964,203

INCOME TAX EXPENSE                                         -                 -           707,252          707,252

          NET LOSS                           $     2,123,843   $      (159,640)  $      (707,252)  $    1,256,951
                                             ===============   ================  ================  ===============
Net (Loss) Income Per Share (Basic)          $         2,124   $         (0.18)  $        707.25   $         1.40
Net (Loss) Income Per Share (Fully Diluted)  $         2,124   $         (0.18)  $         (0.05)  $         0.08
                                             ===============   ================  ================  ===============
Weighted Average Common Shares Outstanding             1,000           898,144            (1,000)         898,144
Weighted Average Common and Common
  Equivalent Shares Outstanding                        1,000           898,144        14,817,956       15,717,100
                                             ===============   ================  ================  ===============
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CYTATION CORP

                                                  Cytation Corporation
                                    Pro Forma Consolidated Statements of Operations
                                     For The Twelve Months Ended December 31, 2004
                                                      (Unaudited)

                                                DeerValley         Cytation        Pro Forma          Pro Forma
                                             Homebuilders, Inc.      Corp.        Adjustments        Consolidated
                                                (Unaudited)       (Unaudited)     (Unaudited)        (Unaudited)
NET REVENUE                                    $15,394,215       $     240,368    $          -     $  15,634,583

COST OF REVENUE                                 12,769,267             746,896               -        13,516,163

GROSS PROFIT                                     2,624,948            (506,528)              -         2,118,420

OPERATING EXPENSES:
     Depreciation                                   84,211               3,857               -            88,068
     Selling, general and administrative         1,475,122             367,007               -         1,842,129

          TOTAL OPERATING EXPENSES               1,559,333             370,864               -         1,930,197

          OPERATING INCOME/(LOSS)                1,065,615            (877,392)              -           188,223

OTHER INCOME (EXPENSES)
     Gain on sales of Marketable Securities              -             187,976               -           187,976
     Interest income (expenses), net               (55,109)             (5,298)              -           (60,407)

          TOTAL OTHER INCOME                       (55,109)            182,678               -           127,569

          INCOME/(LOSS) BEFORE INCOME TAXES      1,010,506            (694,714)              -           315,792

INCOME TAX EXPENSE                                       -               1,975          99,190           101,165

          NET LOSS                             $ 1,010,506       $    (696,689)   $    (99,190)    $     214,627
                                             ==============      ==============   ==============   ==============
Net (Loss) Income Per Share (Basic)            $     1,011       $       (1.74)   $      99.19     $        0.54
Net (Loss) Income Per Share (Fully Diluted)    $     1,011       $       (1.74)                    $        0.01
                                             ==============      ==============   ==============   ==============
Weighted Average Common Shares Outstanding           1,000             399,915          (1,000)          399,915
Weighted Average Common and Common
  Equivalent Shares Outstanding                      1,000             399,915      15,316,185        15,717,100
                                             ==============      ==============   ==============   ==============
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